DNB FINANCIAL CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on September 14, 2016.

Vote by Internet • Go to www.investorvote.com/DNBF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

\/ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain		For	Against	Abstain
1.	Approval of the issuance of shares of DNB Financial Corporation's common stock to holders of East River Bank common stock in connection with the merger, as contemplated by the Agreement and Plan of Merger, dated as of April 4, 2016, by and between DNB Financial Corporation and East River Bank.	☐	☐	☐	2.
Approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal to issue shares of DNB Financial Corporation's common stock to holders of East River Bank common stock in connection with the merger.
						☐	☐	☐

B  Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Special Meeting of Shareholders
DNB Financial Corporation
Wednesday, September 14, 2016 10:00 a.m. Local Time Downingtown Country Club
85 Country Club Drive, Downingtown, PA 19335

\/ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

Proxy — DNB Financial Corporation
Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting – Wednesday, September 14, 2016

William J. Hieb, Gerald F. Sopp and Bruce E. Moroney or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of DNB Financial Corporation to be held on Wednesday, September 14, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)